UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

DURATEK, INC
(Exact name of registrant as specified in its
charter)

Delaware	0-14292	22-2427618
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

10100 Old Columbia Road, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01               Entry into a Material Definitive Agreement.

                On February 23, 2005, Duratek, Inc. entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of December 16, 2003, among Duratek, Inc., various lenders and Calyon, New York Branch (f/k/a Credit Lyonnais New York Branch), as Administrative Agent (the “Bank Credit Facility”)  The Amendment (i) lowered the applicable margin on borrowings under the Bank Credit Facility from 2.75% to 2.00% for prime rate loans and from 4.00% to 3.25% for LIBOR loans and (ii) increased the level of permitted capital expenditures from $6 million to $10 million for fiscal years 2005 and 2006 and from $5 million to $7.5 million for fiscal years 2007, 2008 and 2009.

                The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit
10.1

First Amendment To Credit Agreement dated as of February 23, 2005, among Duratek, Inc., a Delaware corporation, the Lenders party thereto from time to time, and Calyon, New York Branch (f/k/a Credit Lyonnais New York Branch), as Administrative Agent. (Filed herewith)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Duratek, Inc.

Date: March 1, 2005	By:	/s/ Robert F. Shawver
Robert F. Shawver,
Executive Vice President and
Chief Financial Officer